UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2017, CarMax, Inc. (the “Company”) announced that William C. Wood, Jr., the Company’s Executive Vice President and Chief Operating Officer, informed the Company’s Board of Directors on October 25, 2017 of his plan to retire from the Company by the end of summer 2018.

The Company also announced its plan to transition Mr. Wood’s duties and responsibilities to Edwin J. Hill, the Company’s Executive Vice President, Strategy and Business Transformation, who will succeed Mr. Wood as Chief Operating Officer upon his retirement.

Mr. Hill, 58, was promoted to Executive Vice President, Strategy and Business Transformation in 2016. He joined CarMax in 1995 as director of service operations and progressively advanced to senior vice president, assuming leadership for CarMax’s corporate strategy in 2012. Prior to joining CarMax, he served in operational roles for several technology companies.

A copy of the Company’s press release announcing the retirement of Mr. Wood and the Company’s succession plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 30, 2017, issued by CarMax, Inc., entitled “CarMax Announces Upcoming Chief Operating Officer Retirement”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: October 30, 2017	By: /s/ Eric M. Margolin
Eric M. Margolin Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release, dated October 30, 2017, issued by CarMax, Inc., entitled “CarMax Announces Upcoming Chief Operating Officer Retirement”